EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-QSB of China Elite Information Co., Ltd. (the "Company") for the three month period ended August 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Li Kin Shing, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: October 15, 2004                  By /s/ Li Kin Shing
                                           -------------------------------------
                                           Li Kin Shing
                                           President, Chief Executive Officer
                                           and Chief Financial Officer